Exhibit 3.1.16
CERTIFICATE OF INCORPORATION OF PACIFIC VIDEO, INC. The name of this corporation is Pacific Videoi Inc. The address of this corporation’s registered office in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent. The name of this corporation’s registered agent at said address is The Prentice-Hall Corporation System, Inc. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. The total number of shares of capital stock which the corporation shall have authority to issue is 100,000 (one hundred thousand) and all surh shares are to be without par value and are to be designated Common Stock. The name and mailing address of the incorporator are as follows: Colleen Carroll 1801 Century Park East, Suite 1600 Los Angeles, California 90067 I, being the incorporator named herein, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, make this certificate, hereby declaring and certifying that thio is my act and deed and the facts stated herein are true, and accordingly have herewith set my hand this 28th day of October, 183. Colleen Carroll

AGREEMENT AND PLAN OF MERGER Agreement and Plan of Merger dated as of March 9, 1984, by and between Robert Saidenglanz Consulting, Inc., a California corporation (the “California Corporation”), and Pacific video, Inc., a Delaware corporation (the “Delaware Corporation”), such corporations sometimes being collectively referred to herein as the “Constituent Corporations.” The California Corporation is a corporation organized and existing under the laws of the State of California, having been incorporated thereunder on April 23, 1982. The Delaware Corporation is a corporation organized and existing under the laws of the State of Delaware, having been incorporated thereunder on November 22, 1983. The Constitutent Corporations were both organized under their present names, and such names have never been changed. The authorized capitalization of the California Corporation consists of 10,000 shares of Common Stock, of which 1,111 shares are issued and outstanding as of the date hereof. The authorized capitalization of the Delaware Corporation consists of 100,000 shares of Common Stock, no par value, 10 of which are currently issued and outstanding and are owned by the California Corporation. The principal office in the State of California of the California Corporation is located at 809 North Cahuenga Boulevard, Los Angeles, California 90038. The registered office in the State of Delaware of the Delaware Corporation is located at 229 South State Street, Dover, Delaware 19901, and the prentiss-Hall Corporation is the agent in charge thereof upon whom process against the Delaware Corporation may be served. The Board of Directors of the California Corporation and the Board of Directors of the Delaware Corporation deem it to be to the benefit and advantage of each of such corporations and their respective stockholders that such corporations merge under and pursuant to the provisions of Section 252 of the General Corporation Law of the State of Delaware, and the Board of Directors of each of the Constitutent Corporations, by resolution duly adopted, has approved this Agreement and plan of Merger (sometimes herein called the “Agreement”) and a majority of the Directors of each has duly authorized the execution of the same and each of such Board of Directors has directed that the Agreement be submitted for approval by written consent of the respective stockholders of the California Corporation and the Delaware corporations entitled to vote thereon {namely, all of the stockholders of each). In consideration of the foregoing and the mutual agreements hereinafter set forth, the parties hereto a^ree that in accordance with the provisions of Section HOB of the General Corporation Law of the State of Califorinia and Section 252 of the General Corporation Law of the state of Delaware, the California Corporation shall be merged with and into the Delaware Corporation, and that the terms and conditions of such merger and the mode of carrying it into effect are, and shall be, as herein set forth. ARTICLE I Upon the effective date of the Merger, the California Corporation shall be merged into the Delaware Corporation and the Delaware corporation, as the corporation surviving the merger, shall be fully vested therewith. The separate existence and corporate organization of the California Corporation shall cease as soon as the merger shall become effective as herein provided, and thereupon the California Corporation and the Delaware Corporation shall be a single corporation, to wit, the Delaware Corporation (hereinafter sometimes referred to as the “Surviving Corporation*). This Agreement shall continue in effect and the merger shall become effective only if the Agreement is adopted by the stockholders of the constitutent only if the Agreement is adopted by the stockholders of the Constituent Corporations as provided in Article XI hereof. Upon such adoption, that fact shall be certified upon the Agreement by the secretary of each of the constituent Corporations, under the seals thereof. Thereupon, complying with the requirement of Section 1108 of the General Corporation Law of the State of California and Section 252 of the General Corporation Law of the State of Delaware, the Agreement shall be filed in the office of the Secretary of State of Delaware and a copy of this Agreement, certified by the Secretary of State of Delaware, shall be recorded in the office of the Recorder of Kent County in the State of Delaware, and a Certificate of Merger under Section 1108 of the General Corporation Law of the State of California shall be filed with the Department of the Secretary of the State of California. The merger shall become effective when the necessary filing shall have been accomplished in California and the necessary filing and recording shall lave been accomplished in Delaware. The date when the merger becomes effective is sometimes herein referred to as the “effective date of the merger.” ARTICLE II Upon the effective date of the merger, the Certificate of Incorporation of the Delaware Corporation shall be the Certificate of Incorporation of the Surviving Corporation. Such Certificate of Incorporation is made a part of this Agreement with the same force and effect as if set forth herein in full. Upon the effective date of the Merger, the Bylaws of the Delaware Corporation shall be the Bylaws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with the Certificate of Incorporation and such Bylaws. ARTICLB III Upon the effective date of the meret the Surviving Corporation shall continue in existence and, without further transfer, succeed to and possess all of the rig’ privileges and purposes of each of the Constituent Corporations; and all of the assets and property of whatever kind and character of each of the Constituent Corporations shall vest in the Surviving Corporation without further act or deed; and the Surviving Corporation shall be liable for all of the liabilities, obligations and penalties of each of the Constituent Corporations. No liability or obligation due or to become due, claim or demand for any cause existing against either corporation, or any stockholder, officer, director or employee thereof, shall be released or impaired by such merger. No action or proceeding, whether civil or criminal, then pending by or against either Constituent Corporation or any stockholder, officer, director or employee thereof, s]all be released or impaired by such merger. No action or proceeding, whether civil or criminal, then pending by or against either Constituent Corporation or any stockholder, officer, director or employee thereof, shall abate or be discontinued by such merger, but may be enforced, prosecuted, defended, settled or compromised as if such merger had not occurred or the Surviving Corporation may be substituted in any action or proceeding in place of either Constituent Corporation.

If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or rights of the Constituent Corporations, or otherwise to carry out the provisions hereof, the proper officers and directors of the Constituent Corporations, as of the effective date of the merger, shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to vest, perfect or convey title to such property or rights in the Surviving Corporation, and otherwise to carry out the provisions hereof. ARTICLE V The number of shares of stock that the Surviving Company shall have authority to issue shall be 100,000 shares of Common Stock, no par value. ARTICLE VI Upon the effective date of the merger, each issued and outstanding share of Common stock of the California Corporation shall be and become converted into ten (10) fully paid and nonassessable share of Common stock, no par value, of the Surviving Corporation. Outstanding certificates representing shares of Common Stock of the California Corporation shall thenceforth represent ten times that number of shares of Common stock of the surviving corporation, and the holder thereof shall be entitled to precisely the same rights he would enjoy if he held certificates issued by the Surviving Corporation. Upon the surrender of any such certificate to the Surviving Corporation, the holder of the certificates surrendered shall receive in exchange therefor a certificate or certificates of the Surviving Corporation. Upon the effective date of the merger, each outstanding option or right to purchase or otherwise acquire shares of Common Stock of the California Corporation shall be converted into and become an option or right to purchase or otherwise acquire ten times the number of shares of Common Stock of the Surviving Corporation on the same terms and conditions, and, in connection therewith, ten times the number of shares of Common Stock of the Surviving Corporation shall be reserved for issuance by the Surviving Corporation as were reserved by the California Corporation immediately prior to the merger.

ARTICLE VII Upon the merger becoming effective, the shares of Common Stock, no par value, of the Delaware Corporation outstanding immediately prior to the effective date of the merger, shall be canceled and retired, and no new shares of Common Stock or other securities of the Surviving Corporation shall be issuable with respect thereto. ARTICLE VIII The officers and directors of the California Corporation at the effective date of the merger shall serve as the officers and directors of the Surviving Corporation, until their successors shall have been elected and qualified as provided in the Bylaws of the Surviving Corporation. If, on or after the effective date of the merger, a vacancy shall exist on the Board of Directors of the Surviving Corporation, or in any of the offices specified above, such vacancy may be filled in the manner provided in the Bylaws of the Surviving Corporation. ARTICLE IX Any corporate acts, plans, policies, approvals and authorizations of the California Corporation, its stockholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the effective date of the merger, shall be taken for all purposes as the acts, plans, policies, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as they were on the California Corporation. The employees of the California Corporation shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits they enjoyed as employees of the California Corporation. It is intended that the transaction described herein qualify as a reorganization within the definition of Clause F) of Section 368(a)(1) of the internal Pevenue Code of 1954, amended.

ARTICLE X This Agreement shall be submitted for approval by the stockholder of the Delaware Corporation as provided by the applicable laws of the State of Delaware. Although not required by the applicable law of the State of California, this Agreement also will be submitted for approval by the stockholders of the California Corporation. There shall be required for the adoption of this Agreement by the Constituent Corporations, the affirmative vote of the holders of at least a majority of the capital stock of the respective corporations outstanding. In addition, consummation of the merger shall be subject to obtaining any consents or approvals determined by the respective Board of Directors of the Constituent Corporations to be necessary to effect such merger. ARTICLE XI This Agreement and the merger may be terminated and abandoned by resolutions of the Board of Directors of the California Corporation and the Delaware Corporation prior to the merger becoming effective. In the event of the termination and the abandonment of this Agreement and the merger pursuant to the foregoing provisions of this Article XI, this Agreement shall become void and of no further effect without any liability on the part of either of the Constituent Corporations or its stockholders or the directors or officers in respect thereof. ARTICLE XII This Agreement and Plan of Merger may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instruments.

In witness whereof, each party to this Agreement, pursuant to authority duly given by its respective Boards of Directors, has caused this Agreement to be executed on its behalf by its duly authorized representative as of the day and year first hereinabove written. ATTEST: ROBERT SEIDBNGLAN CONSULTING, INC. By: Robert E. seidenlanz, Secratary Emory Cohen, president Secretary ATTEST: PACIFIC VIDEO, INC. Thomas C. cosgswel1, Secratary Robert E. Seidenglanz, Chairman Secretary of the Board

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION Emory Cohen certifies that: He is the President of Pacific Video, Inc., a Delaware corporation. Article 4 of the Certificate of Incorporation of this Corporation is amended to read as follows: “4. The total number of shires of capital stock that the Corporation shall have authority to issue is 2,000,000 and all such shares are to be without par value and are to be designated Common Stock. Upon amendment of this article to read. as herein set forth, each share of Common Stock outstanding shall be split up and converted into 20 such shares.” The foregoing amendment of the Certificate of Incorporation has been duly approved by the Board of Directors of this Corporation. The foregoing amendment of the Certificate of Incorporation has been duly approved by the required vote of shareholders of this Corporation in accordance with Section 242 of the General Corporation’s Law of the State of Delaware’:- The total number of outstanding shares of this Corporation is 11,110 {before giving effect to the foregoing amendment). The number of shares voting in favor of the amendment was 100%, which exceeded the vote required. The percentage vote required was more than 50%. DATED! October 5, 1984. Emory Cohen] President ATTEST: Thomas G. Cogswell, Secretary

CERTIFICATE OF AMENDMENT CERTIFICATE OF INCORPORATION Robert E. Seidenglanz hereby certifies that: He is the Chairman of the Board and Chief Executive Officer of Pacific Video, Inc., a Delaware corporation (the “Corporation”). Article 4 of the Certificate of Incorporation of the Corporation is amended to read as follows: “4. This Corporation is authorized to issue only two classes of shares designated ‘Common Stock’ and ‘Preferred Stock,’ respectively. The number of shares of Common Stock authorized to be issued is 4,000,000, and all such shares are to be without par value. The number of shares of Preferred Stock authorized to be issued is 1,500,000, and all such shares are to be without par value. Upon amendment of this Article to read as herein set forth, each outstanding share of Common Stock shall be split up into three such shares of Common Stock.

The Board of Directors of this Corporation is authorized to determine the number of series into which shares of Preferred Stock may be divided, to determine the rights, preferences, privileges and exestrictions granted to or imposed upon the Preferred Stock or any series thereof or any holders thereof, to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock or the holders thereof, to fix the number of shards constituting any series prior to the issue of shares of that series and to increase or decrease, within the limits stated in any resolution of the Board originally fixing the number of shares constituting any series (but not below the number of such shares then outstanding), the number of shares of any such series subsequent to the issue of shares of that series 3. An Article 6 of the Certificate of Incorporation of the Corporation is hereby added to read as follows: “ARTICLE 6 LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS 6.1 To the fullest extent permitted by the Delaware General Corporation Law, no director of the Company shall be liable to the Company or its shareholders for monetary damages arising from a breach of fiduciary duty as a director. The foregoing sentence shall not relieve a director from ..ability, however, for (l) any matter for which such director shall be liable under Section 174, Title 8. of the Delaware Code (or any amendment thereof or successor provision thereto); (2) any breach of his duty of loyalty to the stockholders of the Company or to the Company; (3) failure to act in good faith; (4) any intentional misconduct or a knowing violation of law; (5) deriving an improper personal benefit from the Company or its business. The provisions of this Section 6.1 shall apply to any matter occurring, or any cause of action, suit or claim accruing or arising after the date when thif Article becomes effective, notwithstanding any later repeal, amendment or modification of this Article or of the Company’s Certificate of Incorporation. 6.2 The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by law.”

4. The foregoing amendments of the certificate of Incorporation herein certified have been duly adopted in accordance with the provisions of Sections 228 and .242 of the Delaware General Corporation Law. Prompt written notice of the adoption of the amendment herein certified-has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the Delaware General Corporation Law. Signed and attested to on March 30, 1987. RobertE. Seidenglanz Cnainman of the Board; Chief] Executive Officer ATTEST: Thomas G. Cogswell, Secretary

CERTIFICATE OF DESIGNATIONS. PREFERENCES AND RIGHTS Ufcl SERIES A PREFERRED STOCK OF. PACIFIC VIDEO, INC. Pursuant to Section 151 of the General Corporation Law of the State of Delaware PACIFIC VIDEO, INC., a Delaware corporation (the •Company”), certifies that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation, as amended, and in accordance with the provisions of Section 1S1 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its No Par Series A Preferred Stock designated as Series A Preferred Stock: RESOLVED, that a series of the class of authorized No Par Series A Preferred Stock of the Company be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows : Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Preferred Stock” (the “Preferred Stock”) and the number of shares constituting such series shall be 1,500,000. Section 2. Dividends. Shares of Preferred Stock shall not be entitled to any cash dividends. Section 3. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up (“Liquidation"} of the Company, the holders of Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus of any nature, before any payment shall be made or any assets distributed to the holders of common stock, an amount equal to 100\ of the purchase price of each share of Preferred Stock per share (adjusted to take into account stock splits, combinations and other similar transactions affecting the Preferred Stock)

and no more. If upon any Liquidation the assets of the Company to be distributed are insufficient to permit the payment to all holders of Preferred Stock and any other series of preferred stock hereafter issued of their full preferential amounts, the entire assets of the Company to be distributed shall be distributed ratably among the holders of Preferred stock and any other such series in accordance with each holder’s liquidation preference. A consolidation or merger of the Company with or into any other corporation or corporations or a sale of the Company’s assets shall not be deemed to be a liquidation, dissolution or winding up of the Company as such terms are used in this Section. Section 4. Voting Rights. Except as otherwise provided by the laws of the State of Delaware or as hereinafter specifically set forth, each share of Preferred Stock shall have one vote which may be cast on all matters to come before the shareholders of the Company, as provided by the laws of the State of Delaware, — tha amended Certificate of Incorporation and/or the By-Laws of the Company. Except as otherwise provided by the laws of the State of Delaware or as hereinafter specifically set forth, the holders of the outstanding shares of Preferred Stock shall vote with the holders of the outstanding capital stock, and not as a separate class or series. Section 5. Conversion. The holders of the Preferred Stock shall have the following conversion rights (the “Conversion Rights”): (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of the Company or any transfer agent for the Company, into one fully paid and nonassessable share of common stock, at the respective Conversion Prices (as hereafter defined) therefor in effect at the time of conversion determined as provided herein. (b) Automatic Conversion. (i) Each share of Preferred Stock shall automatically be converted into shares of common stock at the then effective Conversion Price, immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1533, as amended, covering the offer and sale of the common stock in which the aggregate offering price equals or exceeds $5,000,000. The Company shall promptly notify the holders of any such closing. (ii) Upon the occurrence of the event specified in subclause (i) of this Section 5(b), the outstand-

prereferred Stock to be converted shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of common stock issuable upon such conversion unless certificates evidencing such shares of the Preferred Stock being converted are either delivered to the Company or any transfer agent, as hereinafter provided, or the holder notifies the Company or any transfer agent, as hereinafter provided that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the occurrence of automatic conversion of the Preferred Stock being converted, the Company shall promptly notify the holders of the conversion thereof and the holder shall surrender the certificates representing such shares at the office of the Company or agent for the conwn stock. Thereupon, there shall be issued and delivered to such holder or his designees, promptly by first class mail at the address of such holder as set forth on the books of the Company’s transfer agent and in his name as shown on such surrendered certificate or certificates. a certificate or certificates for the number of shares of common stock into which the shares of the Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. Price. Each share of Preferred into one share of common stock and per share for the Preferred Stock each share of Preferred Stock. The initial Conversion Price shall be subject to adjustment from time to time as provided herein. Mechanics of Voluntary Conversion. Before any holder of Preferred stock shall be entitled to voluntarily convert the same into shares of common stock, he shall duly endorsed, at the office of the Company or of any transfer agent for the give written notice to the Company at such office that he elects to convert the same and shall state therein the number of shares of Preferred Stock being converted. Thereupon the Company shall promptly issue and deliver to such holder of Preferred by first class mail at the address of such Voider“as set forth on the books of the Company’s transfer agent a of shares of common stock to which he shall be entitled to as aforesaid and a certificate that are not

Such conversion shall be deemed to have been mace immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of common stock on such date. (e) Adjustment fo_r Stock Splits and Combinations. If the Company shall at any time or from time to time after the Commitment Date (as hereinafter defined) effect a subdivision of the outstanding common stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company shall at any time or from time to time after the Commitment Date combine the outstanding shares of common stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (e) shall become effective at the close of business on the date the subdivision or combination becomes effective. “Commitment Date” for any shares of Preferred Stock shall mean the date of the Purchase Agreement between the Company and the original purchasers of Preferred Stock. (f) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Commitment Date shall make or issue, or fix s record date for the determination of holders of common stock or holders of any other stock entitled to receive, a div idend or other distribution payable in additional shares of common stock or stock convertible into or exchangeable for com mon stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issu ance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction: (i) the numerator of which shall be the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which shall be the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of common stock issuable in payment of such dividend or distribution and/or the number of shares of common stock issuable upon conversion or exchange of stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection (f) as of the time of actual payment of such dividends or distributions. (g) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Commitment Date shall make or issue, or fix a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of common stock or shares of stock convertible into or exchangeable for common stock, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of common stock receivable thereupon, the amount of securities of the Company which they would have received had their Preferred Stock been converted into common stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments with respect to such securities as are called for during such period under this Section 5 with respect to the rights of the holders of the Preferred Stock. (h) Adjustment for Reorganization, Reclassification. Exchange and Substitution. If the common stock issuable upon the conversion of the Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or chekwise (other than a subdivision or com- . bination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of common stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, giving application to all adjustments with respect to such securities as are called for under this Section 5 with respect tc the rights of the holders of the Preferred Stock. (i) Mergers. Consolidations or Sale of Assets. If at any time or from time to time there shall be a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such merger, consolidation or sale, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of common stock deliverable upon conversion would have been entitled on such merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Preferred Stock after the merger, consolidation or sale to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable. (j) Sale of Shares Below Conversion Price. (i) If at any time or from time to time after the Commitment Date the Company shall issue or sell additional shares of common stock or Convertible Securities (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in subsections (f) and (g) above and other than upon a subdivision or combination of shares of common stock as provided in subsection (e) above, for a consideration per share less than the then existing Conversion Price, then and in each case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying that Conversion Price by a fraction (A) the numerator of which shall be (1) the number of shares of common stock outstanding at the close of business on the date next preceding the date of such issue or sale, plus (2)’the number of shares of common stock which the aggregate consideration received by the Company for the total number of Additional Shares of common stock so issued or deemed to be issued would purchase at such Conversion Price, and (B) the denominator of which shall be the number of shares of common stock outstanding or deemed to be issued at the close of business on the date of such issue or sale after giving effect to the issuance of such Additional Shares of common stock or Convertible Securities. (ii) For the purpose of making any adjustment in the Conversion Price or number of shares of common stock purchasable on conversion of Preferred Stock as provided above, the consideration received by the Company for any issue or sale of securities shall, (A) To the extent it consists of cash, be computed at the amount of cash for which the securities are sold;

to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Company’s Board cf Directors; and if Additional Shares of common stock. Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of common stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Company’s Board of Directors to be allocable to such Additional Shares of common stock, Convertible Securities or rights or options. (iii) For the purpose of the adjustment provided in subclause (i) of this subsection (j), if at any . time or from time to time after the Commitment Date the Company shall issue any rights or options for the purchase of, or stock or other securities convertible into or exchangeable for, Additional Shares of common stock (such convertible or exchangeable stock or securities being hereinafter referred to as “Convertible Securities”), then, in each case, if the Effective Price (as hereinafter defined) of such rights, options or Convertible Securities shall be less than the existing Conversion Price of the Preferred Stock, the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number o£ Additional Shares of common stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus, in the case of such options or rights, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such options or rights, and, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities), “Effective Price” shall mean the quotient determined by dividing the total of all of such consideration by such maximum number of Additional Shares of common stock. No further adjustment of the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of common stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of common stock so issued were the Additional Shares of common stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of common stock, if any, were issued or sold for the consideration actually received by the Company upon suc[v] exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted p*us the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities. (iv) For the purpose of the adjustment provided for in subclause (i) of this subsection (j), if at any time or from time to time after the Commitment Date the Company shall issue any rights or options for the purchase of Convertible Securities, then, in each such case, if the Effective Price thereof is less than the then current Conversion Price, the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of common stock issuable upon conversion of the total number of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of common stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights or options, plus the minimum amount of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion of such Convertible Securities. “Effective Price” shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of common stock. No further adjustment of the Conversion Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of common stock upon the conversion of such Convertible Securities. The provisions of subclause (iii) above for the readjustment of the Conversion Price upon the expiration of rights or options or the rights of conversion of Convertible Securities, shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this subclause (iv).

(k) Definition. The term “Additional Shares cf common stock” as used herein shall mean all shares of comr.cn stock issued or deemed to have been issued by the Company after the Commitment DaUd, whether or not subsequently reacquired cr retired by the Company, other than (i) shares of common stock issued upon conversion of the Preferred Stock, (ii) up to 200,000 additional shares issued or issuable to employees or consultants pursuant to incentive stock option plans or other programs in which options are granted by the Company“s Board of Directors at a fair market value less than the Conversion Price, and (iii) shares of common stock of the Company issuable or issued upon exercise of that certain warrant (the “Warrant”), granted to Woolcott & Co. Inc. (“Wcolcott”), and/or its assignees in connection with the sale of the Preferred Stock. (1) Fractional Shares. No fractional shares of common stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay ca? 1 equal to the product of such fraction multiplied by the fair market value of one share of the Company’s common stock on the date of conversion, as determined in good faith by the Company’s Board of Directors. (m) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock, and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose. (n) Certificate of Adjustment. whenever the amount of common shares or other securities deliverable upon the conversion of shares of Preferred Stock shall be adjusted pursuant to the provisions hereof, the Company shall deliver to each holder of Preferred Stock, not later than 30 days after the date of such adjustment, a certificate signed by the President or one of the Vice Presidents of the Company, and by the Treasurer or one of the Assistant Treasurers of the Company, stating the adjusted amount of its common shares or other securities deliverable per share of Preferred Stock calculated to the nearest one one-hundredth and setting forth in reasonable detail the method of calculation and the facts re-

quiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required. Section 6. Sinking Fund. There shall be no sinking fund for the payment of liquidation preferences or redemption of shares of Preferred Stock. Section 7. Protective Limitation. Senior Series. So long as any shares of Preferred Stock shall remain outstanding the Company shall not, without the advance affirmative vote or written consent of the holders of at least 66-2/3% of the then outstanding shares of Preferred Stock, issue any other class of preferred or special shares having any preference or priority as to assets senior to such preference or priority of the Preferred Stock. Election of Director. Holders of the Preferred Stock will have the right/ voting as a class, to elect one member of the Company’s Board of Directors. Changes. So long as any shares of Preferred Stock shall remain outstanding, the Company shall not, (i) without approval of the Company’s Board of Directors, including the director elected by the holders of the Preferred Stock voting as a class, (A) issue a series of preferred stock with a liquidation preference in excess of the consideration therefor; (B) repurchase any shares of common stock; or (ii) without the advance affirmative vote or written consent of the holders of at least 66-2/3* of the then outstanding shares of Preferred Stock, adversely change ..ny of the rights and preferences of the Preferred Stock. Section 8. Rights of First Refusal. Each holder of the Preferred Stock shall be entitled to a right of first refusal to purchase all or any part of his or its pro rata share of New Securities (as defined below) which the Company may, from time to tine, propose to sell and issue. A pro rata share of New Securities for purposes of this right of first refusal is the ratio of the number of shares of common stock issuable upon conversion of the shares of Preferred Stock (the “Underlying Shares”) then held or issuable upon the conversion of all the shares of Preferred Stock then held by such holder to the sum of the Company’s outstanding common stock immediately prior to such issuance of New Securities plus the number of Underlying Shares then issuable upon conversion of all outstanding shares of Preferred Stock. •New Securities” shall mean any capital stock (including common stock or preferred stock) of the Company whether now authorized or not, and securities issued upon exercise of rights, options or warrants to purchase capital stock, and securities of any type whatsoever that may become convertible into capital stock; provided, that the term “New Securities-does not include (i) the shares of Preferred Stock, Underlying Shares or common stock issuable or issued upon the exercise of the Warrant granted to Woolcott; (ii) securities issued pursuant tc the acquisition of another business by the Company by merger, purchase of assets or other reorganization whereby the Company owns not less than fifty-one percent (51%) of the voting power of such corporation upon consummation of such transaction; (iii) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have equity features; (iv) shares of common stock or preferred stock of the Company issued in connection with any stock split, stock dividend or recapitalization of the Company; (v) up to 200,000 additional shares of capital stock of the Company issued oc issuable pursuant to employee benefit plans oc arrangements or to consultants in the normal course of business approved by the Board of Directors of the Company; and (vi) capital stock issued in connection with a public offering effected pursuant to a registration statement under the Act. In the event the Company proposes to undertake an issuance of New Securities, it shall give each holder of Preferred Stock written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. If the terms involve a unique consideration which the holders of Preferred Stock are unable to deliver, the Board of Directors of the Company shall determine, in good faith and on a reasonable basis, the fair market value of such consideration and such fair market value shall be the price offered to the holders of Preferred Stock, payable in cash. Each such holder shall have 30 days from the date such notice is given to agree to purchase its pro rata share of such New Securities for the price and upon the general terms specified in such notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. In the event the holders of Preferred Stock fail to exercise fully the right of first refusal within such 30 day period, the Company shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 90 days from the date of such agreement) to sell the New Securities respecting which such holders’ rights were not exercised on substantially the same terms, or terms more favorable to the Company than specified in the Company’s notice. In the event the Company has not sold such New Securities in accordance with the foregoing within such 90 day period, the Company shall not thereafter issue or sell any of such New Securities without first offering such securities to the holders c£ Preferred Stock in the manner provided above. The rights granted by this Section 8 shall terminate upon the closing of the Company’s first underwritten public offering of common stock with an aggregate offering price of at least $5,000,000 which is registered under the Act. Section 9. Registration Rights. (a) Definitions. For the purposes of this Section 9, the following terms shall have the meanings set forth below: (i) “Restricted Stock” shall mean the Underlying Shares issuable or issued upon conversion of the shares of Preferred Stock, and the shares of common stock of the Company issuable or issued upon the exercise of the Warrant to be issued to Woolcott at the closing of the sale of the Preferred Stock and any shares of common stock issued or which may be issued in respect thereof by reason of stock dividends, stock splits, or combinations, capitalizations, reorganizations, antidilution provisions,, or other corporate action. Restricted Stock shall not include any such common stock theretofore sold to or through a broker or dealer or underwriter in a public distribution or public securities transaction. (ii) “Holder” shall mean any holder of Restricted Stock and the Assignee or Transferees of any Holder; provided, such Assignee or Transferee holds at least of the Restricted Stock. “Assignees” or “Transferees” shall mean only assignees or transferees from a holder of Preferred Stock or an affiliate of such holder. (iii) The terms “Register”, “Registered” and “Registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement. (iv) “Commission” shall mean the Securities and Exchange Commission. (v) Requited Registration. Commencing on the date which is six months after the closing of the initial underwritten public offering of common stock of the Company, if and when the Company receives a written notice from Holders requesting the Registration of at least 33 1/3% of the Restricted Stock, the Company shall use its best efforts to Register, as promptly as practicable, the amount of Restricted

Stock specified in such request together with any Restricted Stock of any Holder joining in such request. The Company shall be obligated to prepare, file and cause to become effective not more than one registration statement pursuant to this Section 9(b); provided, however, that if the number of shares of Restricted Stock Registered pursuant to such registration statement is less than the total number thereof which Holders have requested to be Registered thereunder as a result of the elimination from the registration statement of Restricted Stock at the request of an underwriter, then the Company shall be obligated to prepare, file and cause to become effective not more than one additional Registration (but not more than one registration during any twelve-month period). The Company shall have the privilege of postponing the tiling of a registration statement under this Section 9(b) for a reasonable period of time not in excess of 90 days if, in the reasonable opinion of the Company’s Board of Directors, such filing would be detrimental to the Company. Upon the receipt of a request for Registration, the Company shall promptly give written notice to the Holders that a Registration is to be effected. The Company shall include in the Registration the shares of Restricted Stock for which it has received written requests to Register within 30 days after the effectiveness of the Company’s written notice to such Holders If the managing underwriter or underwriters, if any, using reasonable business judgment, determine that market factors require a limitation of the number of securities to be underwritten, the number of shares of Restricted Stock shall be reduced to the required level, with the participation in such offering to be allocated pro rata among the Holders thereof requesting such Registration based upon the number of shares of common stock of the Company underlying all such securities then owned by such Holders, If the managing underwriter or underwriters and the Company, using reasonable business judgment, determine that securities in excess of the number of securities of Holders can be Registered without adversely affecting the successful marketing of such securities, additional securities may be Registered by the Company and other holders of common stock of the Company may participate to the extent of such excess. If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company delivered at least five days prior to the effective date of the registration statement. The securities so withdrawn shall also be withdrawn from the registration statement. (c) Incidental Registration. If the Company shall file a registration statement on an appropriate form then in effect under the Act in connection with the proposed offer and sale of any of its common stock other than pursuant to Section 9(b), the Company will give written notice of its determination to file to all Holders. The Company shall use its best efforts to cause the Restricted Stock for which written requests are received within 30 days after the effectiveness of any such notice from the Company to be included in the offering on the same terms and conditions as the securities otherwise being sold. In the event of an underwritten offering, if, in the good faith judgment of the managing underwriter or underwriters of such underwritten offering, the inclusion of some or all of the Restricted Stock would interfere with the successful distribution of a smaller number of shares, then (i) none of the Restricted Stock shall be included if the Company and the managing underwriter shall so determine or (ii) if some are to be included, the amount to be included shall be reduced to the required level with the participation in such offering to be allocated pro rata among the Holders and based upon the aggregate amounts of common stock or common stock issuable upon securities convertible into common stock then held by such persons which are Restricted Stock. If common stock is proposed to be offered for sale pursuant to such registration statement by other securityholders of the Company and the total number of shares of Restricted Stock to be offered by the Holders and shares of common stock to be offered by such other selling securityholders is required to be reduced pursuant to a request from the underwriter, the number of shares of Restricted Stock to be offered by the Holders pursuant to such registration statement shall equal the number that bears the same ratio to the maximum number of shares of common stock that the underwriter believes may be included for all the selling securityholders (including the Holders) as the original number of shares of Restricted Stock proposed to be sold by the Holders bears to the total original number of shares of common stock to be offered by the Holders and the other selling securityholders, but in no event shall the Holders be required to cut back their shares of Restricted Stock proposed to be offered to less than fifty percent (50%) of the shares of Restricted Stock owned by the Holders. If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company delivered at least five days prior to the effective date of the registration statement. The securities so withdrawn shall also be withdrawn from the registration statement. (d) Registration Procedures. If and whenever the Company is required to effect the Registration of shares of Restricted Stock under the Act, the Company will: (i) Use its best efforts to prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statenent to become and remain effective for ninety days; (ii) Use its best efforts to enter into a written underwriting agreement in form and substance reasonably satisfactory to the managing underwriter or underwriters of the public offering of such securities, if any; (iii) Furnish to the holders of securities participating in such Registration and to the underwriters of the securities being Registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities; (iv) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or Blue Sky laws of such jurisdictions as such’ participating holders may reasonably request within 10 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corpora- . tion in any jurisdiction where it is not so qualified; (v) Notify the holders participating in such Registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus .forming a part of such registration statement has been filed; (vi) Notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information; (vii) Prepare and file with the Commission promptly, upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders reasonably acceptable to the Company, is required under the Act or the rulas and regulations thereunder in connection with the distribution of the stock included in a registration statement by such holders; (viii) Prepare and promptly file with the Commission, and promptly notify such holders of the filing of, such amendment or supplement to such registration or prospectus as may be necessary to correct any statements or omissions therein, at the time when a prospectus relating to such securities is required to be delivered under the Act, if any event has occurred as the result of which any such prospectus or any other supplement as then in effect would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; (ix) Advise such holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to preverc the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; (x) Not file any amendment or supplement to such registration statement or prospectus to which counsel representing all such holders has reasonably objected on the ground that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five (5) business days prior to the filing thereof; and (xi) Refrain from making any sale or distribution of its equity securities, except pursuant to any employee stock plan and any pre-existing agreement for the sale of such securities, during the period commencing seven days prior to, and expiring 90 days after, the registration statement has become effective. The Holders will provide the Company with such information as reasonably shall be required by it for use in connection with the preparation of any such registration statement, amendment or supplement. (e) Expenses. (i) With respect to each Registration of Restricted Stock in a registration statement pursuant to this Section 9, all fees, costs and expenses of and incidental to such Registration and public offering in connection therewith shall be borne by the Company, provided, however, that security holders participating in any such Registration shall bear their pro rata share of the underwriting discounts and commissions. (ii) The fees, costs and expenses of Registration to be borne by the Company as provided in paragraph i) above shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and reasonable fees and disbursements of one counsel for all the selling security-holders not exceeding $10,000. (f) Indemnification. (i) The Company will indemnify and hold harmless each Holder of shares of Restricted Stock which are included in a registration statement pursuant to the provisions of Section 9 hereof for such Holder, and any person who controls such Holder within the meaning of the Act, from and against, and will reimburse such Holder and controlling person with respect to, any and all claims, actions, demands, losses, damages, liabilities/ costs and expenses to which such Holder or controlling person may become subject under the Act or otherwise, insofar as such claims, actions, demands, losses, damages. Liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by any untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Holder or such controlling person in writing specifically for use in the preparation thereof. (ii) Each Holder of shares of the Restricted Stock which are included in a Registration pursuant to the provisions of Section 9 hereof will indemnify and hold harmless the Company and any person who controls the Company from and against, and will reimburse the Company and controlling person with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which the Company or such controlling person may become subject under the Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof. (iii) Promptly after receipt by an indemnified party pursuant to the provisions of paragraphs (i) or (ii) of this Section 9(f) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraphs (i) or (ii), notify the indemnifying party of the commencement thereof; but; the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume and control the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party pursuant to the provisions of said paragraph (i) and (ii) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party. (g) Reporting Requirements Under Securities Exchange Act of 1934. From and after the effective date of the first registration statement filed by the Company under the Act, the Company shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Immediately upon becoming subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company shall thereafter whenever requested by any Holder of Restricted Stock notify such Holder in writing whether the Company has, as of the date specified by such Holder, complied with the Exchange Act reporting requirements to which it is subject for a period prior to such date as shall be specified by such Holder. The Company acknowledges and agrees that the purpose of the requirements contained in this Section 9(g) are (i) to enable any such Holder to comply with the current public information requirements contained in paragraph (c) of Rule 144 under the Act should such Holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Act in reliance upon Rule 144 (or any other similar exemptive provisions) and (ii) to comply with the reporting requirements, which must be satisfied (along with other requirements as to compliance with which the Company makes no covenant) in order to qualify the Company for the use of registration statements on Form S-3. in audition, the Company shall take such other reasonable measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Act (or any similar exemptive provision hereafter in effect) and the use of Form S-3. (h) Standoff. Each Holder agrees in connection with any underwritten public offering of the Company’s securities that upon the request of the managing underwriter it shall commit itself at the request of such underwriter not to offer to sell or sell any Restricted Stock other than such stock included in the underwritten public offering for a period not to exceed 180 days from the commencement of selling pursuant to such offering. IN WITNESS WHEREOF, Pacific Video, Inc. has caused this certificate to be signed by its President and attested by its Secretary this 12th day of June, 1987. PACIFIC VIDEO, INC. By: Emory M. Cohen President ATTEST: Thomas Cogswell Secretary

CERTIFICATE OF MERGER OF SPECTRA IMAGE SUBSIDIARY, INC. INTO PACIFIC VIDEO, INC. Pacific Video, Inc., in accordance with Section 252 of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that: (1) The name and state of incorporation of each of the constituent corporations are: (a) Pacific Video, Inc., a Delaware corporation; and (b) Spectra Image Subsidiary, Inc., a California corporation. (2) An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by Pacific Video, Inc. and by Spectra Image Subsidiary, Inc., in- accordance with Section 252(c) of the DGCL. (3) The name of the surviving corporation is Pacific Video, Inc. (4) The certificate of incorporation of Pacific Video, Inc. shall be the certificate of incorporation of the surviving corporation, except that Article 4 shall be amended to read in full as follows: “The total number of shares and the par value, if any, of each class of stock which the corporation has authorized is as follows: 1,000 shares of Common Stock, par value $.0001 per share.” (5) The executed Agreement and Plan of Merger is on file at the principal place of business of Pacific Video, Inc. at 809 North Cahuenga Boulevard, Los Angeles, California 9003S. (6) A copy of the Agreement and Plan of Merger will be furnished by Pacific Video, Inc. on request and without cost to any stockholder of Spectra Image Subsidiary, Inc. or Pacific Video, Inc. (7) The authorized capital stock of Spectra Image Subsidiary, Inc. is 10,000 shares of Common Stock, par value §1.00 per share. .,

IN WITNESS WHEREOF, Pacific Video, Inc. has caused this certificate to be signed by Emory M. Cohen, its President, and attested by Ralph E. Walters, its Secretary, on the 28th day of September, 1990. PACIFIC VIDEO, INC. By: Emory M. Cohen, President ATTEST: By: Ralph E. Walters, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 01/30/1996 96002B480 — 2021859 CERTIFICA1E OF RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION ********** Pacific Video, Inc., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the twenty-second day of November, 1983, and thereafter voided for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows: 1. The name of the corporation is Pacific Video, Inc. 2. The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company. 3. The date when revival of the Certificate of Incorporation of this corporation is to commence is the twenty-eighth day of February, 1994, same being prior to the date the Certificate of Incorporation became void. Revival of the Certificate of Incorporation of the corporation is to be perpetual. 4. The corporation desiring to be revived was duly organized under the laws of the State of Delaware and carried on the business authorized by its Certificate of Incorporation until the first day of March, 1994, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation with the laws of Delaware, DEL — 0800 — 6/24/94 1

IN WITNESS WHEREOF, said Pacific Video, Inc. in compliance with the provisions of Section 312 of the Title 8 of the Delaware Code has caused this Certificate to be signed by Robert McClain, its Chief Financial Officer, this 29th day of January, 1996. Robert McClain, Chief Financial Officer